                    EIGHTH AMENDMENT TO CREDIT AGREEMENT


     THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT ("AMENDMENT") is executed March 21, 1997, but with effect as of the 1st day of March, 1997 (the
"EIGHTH AMENDMENT EFFECTIVE DATE") by BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION (the "BANK") and DMI FURNITURE, INC., a Delaware corporation (the "COMPANY").

                                  RECITALS

     1. The Company and the Bank are parties to an Amended and Restated Credit Agreement, dated June 9, 1994, as amended by a First Amendment to Amended and Restated Credit Agreement, dated October 11, 1994, a Second Amendment to Amended and Restated Credit Agreement, dated January 10, 1995, a Third Amendment to Amended and Restated Credit Agreement, dated March 10, 1995, a Fourth Amendment to Amended and Restated Credit Agreement, dated September 20, 1995, effective as of August 15, 1995, a Fifth Amendment to Amended and Restated Credit Agreement, dated November 1, 1995, a Sixth Amendment to Amended and Restated Credit Agreement, dated January 11, 1996, and a Seventh Amendment to Amended and Restated Credit Agreement, dated July 17, 1996, (the "Amended Credit Agreement").

     2. The Company has requested the Bank, in accordance with and subject to the terms of this Amendment, to: (i) agree to an adjustment of the rates at which interest accrues on the Loans, (ii) agree to an adjustment of the Applicable Credit Enhancement Letter of Credit Commission Rate, the Applicable Documentary Letter of Credit Commission Rate, (iii) agree to an adjustment of the facility fee payable with respect to the Revolving Loan,
(iv) agree to an amendment of the financial covenant of the Company set forth in Section 7.g(iii); (v) agree to an amendment of the negative covenant of the Company set forth in Section 8.k of the Amended Credit Agreement; and
(vi) agree to other amendments and modifications of the Amended Credit Agreement as set forth in this Amendment.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Bank and the Company agree as follows:

     1. DEFINITIONS. Except as otherwise expressly stated, all terms used in the Recitals and in this Amendment that are defined in the Amended Credit Agreement, as amended hereby, and that are not otherwise defined herein shall have the same meanings in this Amendment as are ascribed to them in the Amended Credit Agreement, as amended by this Amendment.

     2.  AMENDMENTS TO SECTION 1 OF THE AMENDED CREDIT AGREEMENT.

         (a) NEW DEFINITIONS. Section 1 of the Amended Credit Agreement is amended as of the Eighth Amendment Effective Date by the addition of each of the following new definitions:

    "aaaaa. APPLICABLE UNUSED COMMITMENT FEE PERCENTAGE. "Applicable Unused Commitment Fee Percentage" means the percentage determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

              Ratio of Total
              Funded Debt         Applicable Unused Commitment
              To EBITDA           Percentage Fee
              --------------      ----------------------------

              3.51 and above           1/2 %
              3.01 to 3.50             3/8 %
              2.51 to 3.00             1/4 %
              2.01 to 2.50             1/4 %
              less than 2.01           1/8 %

              The Applicable Unused Commitment Fee Percentage shall be determined on the Eighth Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Eighth Amendment Effective Date (which the Company and the Bank agree for purposes of determining the Applicable Unused Commitment Fee Percentage is between 2.01 and 2.50 as of the Eighth Amendment Effective Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Unused Commitment Fee Percentage to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

     bbbbb. CAPITAL EXPENDITURES. "Capital Expenditures" means for any period the aggregate amount of all expenditures (whether paid in cash or accrued as a liability and including without limitation freight, installation costs, taxes and other related costs) of the Company, during such period that to the extent required by GAAP are required to be included in or reflected as property, plant or equipment or similar fixed asset account in any financial statements of the Company, including any acquisition, construction or installation of properties or for any additions, improvements or major repair thereto or any replacement thereof, and the amount capitalized under any Capital Lease.

     ccccc. CAPITAL LEASE. "Capital Lease" means any lease of property (whether real, personal or mixed) which, to the extent required by GAAP, is to be capitalized on the balance sheet of the Company.

     ddddd. EBITDA. "EBITDA" means for any fiscal period of the Company, the Net Income for such period (minus or plus, to the extent included in the determination of such Net Income, any gain or loss
              (i) which must be treated as an extraordinary item under GAAP or
              (ii) realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business), PLUS (without duplication and only to the extent deducted in determining such Net Income and all as determined in accordance with GAAP), the sum of (a) Interest expense,
              (b) federal, state, and local income tax expense, and
              (c) depreciation and amortization expense.

     eeeee. EIGHTH AMENDMENT. "Eighth Amendment" means the Eighth Amendment to Amended and Restated Credit Agreement, effective as of March 1, 1997, executed between the Company and the Bank.

     fffff. EIGHTH AMENDMENT EFFECTIVE DATE. "Eighth Amendment Effective Date" means as of March 1, 1997.

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     ggggg.   GAAP and GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.  "GAAP" and
              "generally accepted accounting principles" each means generally accepted accounting principles in the United States of America as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied (from and after the date hereof) and for the period as to which such accounting principles are to apply. Except as otherwise provided in this Agreement, to the extent applicable, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and, to the extent applicable, all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

     hhhhh. INTEREST. "Interest" means for any period and for any Person, the interest expense of such Person for that period, determined in accordance with GAAP.

     iiiii. INTERIM FINANCIAL STATEMENTS. "Interim Financial Statements" means the interim financial statements of the Company furnished to the Bank pursuant to Section 7.b(ii) of this Agreement for each 4-week or 5-week period of a fiscal quarter of the Company, and, when used in reference to a fiscal quarter or a period of fiscal quarters of the Company, means all of the Interim Financial Statements for each of the 4-week and 5-week periods comprising such fiscal quarter or period of fiscal quarters.

     jjjjj. LIBOR-BASED RATE. "LIBOR-based Rate" means a variable rate at which interest may accrue on all or a portion of any of the Loans under the terms of this Agreement, which rate is determined by reference to the London Interbank Offered Rate.

     kkkkk. LIEN. "Lien" and "lien" each means any mortgage, pledge, security interest, encumbrance, lien, charge or deposit arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of accounts with recourse against the seller, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by third party of property leased to the Person under a lease which is not in the nature of a conditional sale or title retention agreement, and any subordination arrangement in favor of another Person).

     lllll. LONDON INTERBANK OFFERED RATE. "London Interbank Offered Rate" means the per annum rate of interest, as determined by the Bank, at which dollar deposits in immediately available funds are offered to the principal banks in the London interbank market by other principal banks in that market two Banking Days prior to the commencement of a period of either one month, two months, three months or six months for which the Company shall have requested a quotation of the rate in amounts equal to the amount for which the Company shall have requested a quotation of the rate.

     mmmmm. NET INCOME. "Net Income" means for any period the net income of the Company for such period, determined in accordance with GAAP.

     nnnnn. PERSON. "Person" means an individual, a corporation, a limited or general partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

     ooooo. PREPAYMENT PREMIUM AND REINVESTMENT RATE. Prepayment Premium means the excess, if any, as determined by the Bank of: (i) the present value at the time of prepayment of the interest payments which would have been payable on account of an amount prepaid from the date of prepayment until the end of the period during which interest would have accrued at a LIBOR-based Rate but for prepayment over (ii) the present value at the time of prepayment of interest payments calculated at the rate (the "Reinvestment Rate") which the Bank then estimates it would receive upon reinvesting the principal amount of the prepayment in an obligation which presents a credit risk substantially similar (as determined in accordance with the commercial credit rating system then used by the Bank) to that which is then presented by the Loan for a period approximately equal to the balance of the period during which interest would accrue on the portion of the Loan prepaid at a LIBOR-based Rate, but for prepayment. The discount rate used by the Bank in determining such present values shall be the Reinvestment Rate.

     ppppp. PRIME-BASED RATE. "Prime Based-Rate" means a variable rate at which interest may accrue on all or a portion of the Loans under the terms of this Agreement, which rate is determined by reference to the Prime Rate.

     qqqqq. RATIO OF TOTAL FUNDED DEBT TO EBITDA. "Ratio of Total Funded Debt to EBITDA" means, with respect to any period, the ratio of Total Funded Debt at the close of that period to EBITDA of the Company for that period. For purposes of determining the Applicable Unused Commitment Fee Percentage, the Applicable Credit Enhancement Letter of Credit Commission Rate, the Applicable Documentary Letter of Credit Commission Rate, Applicable Spread I and Applicable Spread II, the Ratio of Total Funded Debt to EBITDA shall be redetermined as of the close of each fiscal quarter of the Company ending after the Eighth Amendment Effective Date on the basis of the Interim Financial Statements for such fiscal quarter and the most recent three preceding fiscal quarters of the Company (a "Quarterly Adjustment"), provided that, the Applicable Unused Commitment Fee Percentage, the Applicable Credit Enhancement Letter of Credit Commission Rate, the Applicable Documentary Letter of Credit Commission Rate, Applicable Spread I and Applicable Spread II in all events shall be the higher of the percentages as determined by the Ratio of Total Funded Debt to EBITDA as of the close of the fiscal quarter of the Company most recently ended and the percentages as determined as of the close of the immediately preceding fiscal quarter. No Quarterly Adjustment shall be effective as to any LIBOR-based Rate until the expiration of the period of time for which such LIBOR-based Rate shall have been selected by the Company.

              The Ratio of Total Funded Debt to EBITDA shall be adjusted on the last Banking Day of the calendar month in which the Bank receives the most recent Interim Financial Statements upon which such adjustment is based. Notwithstanding the foregoing, in the event that the Company fails to deliver any Interim Financial Statements when due as required by this Agreement and fails to cure such default within ten (10) days after notice of such default to the Company by the Bank, then the Applicable Unused Commitment Fee Percentage, the Applicable Credit Enhancement Letter of Credit Commission Rate, the Applicable Documentary Letter of Credit Commission Rate, Applicable Spread I and Applicable Spread II shall be adjusted (without further notice by the Bank) to the largest number shown in the table applicable to such definition from such due date until the first interest payment date which follows such delivery to the Bank of such Interim Financial Statements.

     rrrrr. TOTAL FUNDED DEBT. "Total Funded Debt" means, as of any date a determination thereof is made, all of the following described indebtedness, liabilities and obligations of the Company that are interest-bearing, as determined in accordance with GAAP, without duplication: (a) all indebtedness, liabilities and obligations of the Company for borrowed money;(b) all obligations of the Company as lessee under any Capital Lease; (c) all obligations, indebtedness and liabilities which are secured by any Lien on any asset of the Company, whether or not the obligation, indebtedness or liability secured thereby shall have been assumed by the Company; and (d) all obligations, indebtedness and liabilities of others similar in character to those described in clauses (a) through (c) of this definition for which the Company is liable, contingently or otherwise, as obligor, guarantor or in any other capacity, or in respect of which obligations, indebtedness or liabilities the Company assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of the Company in respect of letters of credit, surety bonds or similar obligations and all obligations of the Company to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person, excluding documentary letters of credit issued by the Bank to the Company in connection with importing property in the ordinary course of business.

     (b)  AMENDED DEFINITIONS.  The following definitions, as set forth in
Section 1 of the Amended Credit Agreement, are amended and restated in their respective entireties as of the Eighth Amendment Effective Date to read as follows:

        "c. APPLICABLE CREDIT ENHANCEMENT LETTER OF CREDIT COMMISSION RATE. "Applicable Credit Enhancement Letter of Credit Commission Rate" means the rate per annum at which the commission due on each Commission Due Date for each Credit Enhancement Letter of Credit will be calculated, which rate shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                   Ratio of Total      Applicable Credit
                   Funded Debt         Enhancement Letter of
                   To EBITDA           Credit Commission Rate
                   --------------      ----------------------

                   3.51 and above      1.50 %
                   3.01 to 3.50        1.50 %
                   2.51 to 3.00        1.25 %
                   2.01 to 2.50        1.00 %
                   less than 2.01      1.00 %

              The Applicable Credit Enhancement Letter of Credit Commission Rate shall be determined on the Eighth Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Eighth Amendment Effective Date (which the Company and the Bank agree for purposes of the Applicable Credit Enhancement Letter of Credit Commission Rate shall be between
              2.01 and 2.50 as of the Eighth Amendment Effective Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Credit Enhancement Letter of Credit Commission Rate to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

         d. APPLICABLE DOCUMENTARY LETTER OF CREDIT COMMISSION RATE. "Applicable Documentary Letter of Credit Commission Rate" means the rate per annum at which the commission due upon the issuance of each Documentary Letter of Credit will be calculated, expressed as a percentage of the maximum amount which may be drawn under the Documentary Letter of Credit, which rate shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

              Ratio of Total      Applicable Documentary
              Funded Debt         Letter of Credit
              To EBITDA           Commission Rate
              --------------      ----------------------

              3.51 and above      5/8 %
              3.01 to 3.50        5/8 %
              2.51 to 3.00        1/2 %
              2.01 to 2.50        3/8 %
              less than 2.01      1/4 %

              The Applicable Documentary Letter of Credit Commission Rate shall be determined on the Eighth Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Eighth Amendment Effective Date (which the Company and the Bank agree for purposes of the Applicable Documentary Letter of Credit Commission Rate shall be between 2.01 and 2.50 as of the Eighth Amendment Effective Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Documentary Letter of Credit Commission Rate to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

         f. APPLICABLE SPREAD I. "Applicable Spread I" means that number of percentage points to be taken into account in determining the rate per annum at which interest will accrue on the Revolving Loan, which shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                             If determining      If determining
              Ratio of Total a LIBOR-based       a Prime-based
              Funded Debt    Rate on the         Rate on the
              To EBITDA      Revolving Loan      Revolving Loan
              -------------  --------------      --------------

              3.51 and above       2.75 %        1/4%
              3.01 to 3.50         2.50 %        0%
              2.51 to 3.00         2.00 %        0%
              2.01 to 2.50         1.50 %        0%
              less than 2.01       1.00 %        0%

              Applicable Spread I shall be determined on the Eighth Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Eighth Amendment Effective Date (which the Company and the Bank agree for purposes of Applicable
              Spread I shall be between 2.01 and 2.50 as of the Eighth Amendment Effective Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded
              Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Spread I to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

         g. APPLICABLE SPREAD II. "Applicable Spread II" means that number of percentage points to be taken into account in determining the rate per annum at which interest will accrue on the Term Loan, which shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                             If determining      If determining
              Ratio of Total a LIBOR-based       a Prime-based
              Funded Debt    Rate on the         Rate on the
              To EBITDA      Term Loan           Term Loan
              -------------- -------------       --------------

              3.51 and above    3.00%               1/2%
              3.01 to 3.50      2.75%               1/4%
              2.51 to 3.00      2.25%               0%
              2.01 to 2.50      1.75%               0%
              less than 2.01    1.25%               0%

              Applicable Spread II shall be determined on the Eighth Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Eighth Amendment Effective Date (which the Company and the Bank agree for purposes of Applicable
              Spread II shall be between 2.01 and 2.50 as of the Eighth Amendment Effective Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Spread II to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

         x.   COMMISSION DUE DATE.  "Commission Due Date" is used as defined in
              Section 4.a(iii) or in Section 4.b(iii) of this Agreement, as the context requires."

         3.   AMENDMENTS TO SECTION 3 OF THE AMENDED CREDIT AGREEMENT.

         (a) AMENDMENT OF SECTIONS 3.a(iii). Section 3.a(iii) of the Amended Credit Agreement is amended and restated in its entirety as of the Eighth Amendment Effective Date to read as follows:

         "(iii) INTEREST ON THE REVOLVING LOAN. The principal amount of the Revolving Loan outstanding from time to time shall bear interest until maturity of the Revolving Note at a rate per annum equal to the Prime Rate, plus Applicable Spread I, except that at the option of the Company, exercised from time to time as provided in Section 3.d(iii) of this Agreement, interest may accrue prior to maturity on any Advance or on the entire outstanding balance of the Revolving Loan as to which no LIBOR-based Rate previously elected remains in effect, at a LIBOR-based Rate for a period of one month, two months, three months or six months plus, plus Applicable Spread I, provided that an election of a LIBOR-based Rate for a period extending beyond the Revolving Loan Maturity Date shall be permitted only at the discretion of the Bank. After maturity, whether on the Revolving Loan Maturity Date or on account of acceleration upon the occurrence of an Event of Default, and until paid in full, the Revolving Loan shall bear interest at a per annum rate equal to the Prime Rate, plus Applicable Spread I, plus two percent (2%) per annum, except that as to any portion of the Revolving Loan for which the Company may have elected a LIBOR-based Rate for a period of time that has not expired at maturity, such portion shall, during the remainder of such period, bear interest at the greater of the Prime Rate, plus Applicable
         Spread I, plus two percent (2%) per annum or the LIBOR-based Rate then in effect, plus Applicable Spread I, plus two percent (2%) per annum. Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to maturity. After maturity, interest shall be payable as accrued and without demand."

         (b) AMENDMENT OF SECTIONS 3.a(vi). Section 3.a(vi) of the Amended Credit Agreement is amended and restated in its entirety as of the Eighth Amendment Effective Date to read as follows:

              "(vi)     UNUSED COMMITMENT FEE.  In addition to interest on
         the Revolving Loan, the Company shall pay to the Bank an unused commitment fee for each partial or full fiscal quarter during which the Revolving Loan Commitment is outstanding equal to the Applicable Unused Commitment Fee Percentage in effect at the close of such partial or full fiscal quarter TIMES the daily average "Unused Revolving Loan Commitment" (as defined in the following sentence) for such partial or full fiscal quarter multiplied by a fraction, the numerator of which shall be the number of calendar days in such partial or full fiscal quarter and the denominator of which is 360. As used herein, the term "Unused Revolving Loan Commitment" means, as of the close of each calendar day for which a determination thereof is to be made, the positive difference, if any, which results from subtracting from the Revolving Loan Commitment the outstanding principal balance of the Revolving Loan and the outstanding amount of the Documentary Letters of Credit at the close of such calendar day. Unused commitment fees for each fiscal quarter shall be due and payable within ten (10) days following the Bank's submission, following the close of such quarter, of a statement of the amount due. Such fees may be debited by the Bank when due to any demand deposit account of the Company carried with the Bank without further authority, notice or demand."

         (c) AMENDMENT OF SECTIONS 3.b(iii). Section 3.b(iii) of the Amended Credit Agreement is amended and restated in its entirety as of the Eighth Amendment Effective Date to read as follows:

         "(iii) INTEREST ON THE TERM LOAN. The principal amount of the Term Loan outstanding from time to time shall bear interest until maturity of the Term Note at a rate per annum equal to the Prime Rate, plus Applicable Spread II, except that at the option of the Company, exercised from time to time as provided in Section 3.d(iii) of this Agreement, interest may accrue prior to maturity on any Advance or on the entire outstanding balance of the Term Loan as to which no LIBOR-based Rate previously elected remains in effect, at a LIBOR-based Rate for a period of one month, two months, three months or six months, plus Applicable Spread II, provided that an election of a LIBOR-based Rate for a period extending beyond the scheduled maturity of the Term Note shall be permitted only at the discretion of the Bank. After maturity, whether on the scheduled maturity date or on account of acceleration upon the occurrence of an Event of Default, and until paid in full, the Term Loan shall bear interest at a per annum rate equal to the Prime Rate, plus Applicable
         Spread II, plus two percent (2%) per annum, except that as to any portion of the Term Loan for which the Company may have elected a LIBOR-based Rate for a period of time that has not expired at maturity, such portion shall, during the remainder of such period, bear interest at the greater of the Prime Rate, plus Applicable Spread II, plus two percent (2%) per annum or the LIBOR-based Rate then in effect, plus Applicable Spread II, plus two percent (2%) per annum. Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to maturity. After maturity, interest shall be payable as accrued and without demand."

         (d) ADDITION OF NEW SECTION 3.d(iii). New Section 3.d(iii) is added to Amended Credit Agreement as of the Eighth Amendment Effective Date to read as follows:

         "(iii)     PROCEDURES FOR ELECTING LIBOR-BASED RATES--CERTAIN
    EFFECTS OF ELECTION. LIBOR-based Rates may be elected only in accordance with the following procedures, shall be subject to the following conditions and the election of a LIBOR-based Rate shall have the following consequences in addition to other consequences stated in this Agreement:

              A. No LIBOR-based Rate may be elected at any time that an Event of Default or Unmatured Event of Default has occurred and is continuing. A LIBOR-based Rate may be elected only for Loans or portions of Loans in a minimum amount of $1,000,000.00.

              B. Voluntary prepayment prior to scheduled maturity of all or any portion of a Loan on which interest is accruing at a LIBOR-based Rate shall be subject to contemporaneous payment of the Prepayment Premium if, at the time of prepayment, the Reinvestment Rate is less than the LIBOR-based Rate at which interest accrues on the Loan. A Prepayment Premium shall also be due and payable on prepayment of all or any portion of any Loan prior to scheduled maturity because of acceleration of maturity on account of an Event of Default if, at the time of acceleration of maturity, the Reinvestment Rate is less than the LIBOR-based Rate at which interest is accruing on the Loan. If at the time of any voluntary or mandatory prepayment of any portion of the principal of any Loan, interest accrues at both a LIBOR-based Rate or Rates and at a Prime-based Rate on portions of the Loan, then any prepayment of principal will be applied first to the portion of the Loan on which interest accrues at the Prime-based Rate and next to the portion or portions at which interest accrues at a LIBOR-based Rate or Rates, and if interest accrues on the Loan at more than one LIBOR-based Rate, first to that portion or those portions on which interest accrues at a Rate or Rates which results in no Prepayment Premium or the lowest Prepayment Premium or Premiums.

              C. On any Banking Day, the Company may request a quotation of the LIBOR-based Rates then in effect from the Bank. As soon as possible, and in any event before the close of business on the next following Banking Day, the Bank shall quote such LIBOR-based Rates. The Company shall then have until the end of the Banking Day on which such quotation is given or within such longer time as the Bank may specify, to exercise its option to elect any LIBOR-based Rate quoted, subject to all other conditions and limitations stated in this Agreement. The period for which any LIBOR-based Rate is effective shall begin on the second Banking
         Day following the day on which the quotation is given.

              D. An election of a LIBOR-based Rate may be communicated to the Bank on behalf of the Company only by an Authorized Officer. Such election may be communicated by telephone or by telephone facsimile (fax) machine or any other form of written electronic communication, or by a writing delivered to the Bank. At the request of the Bank, the Company shall confirm any election in writing and such written confirmation shall be signed by an Authorized Officer. The Bank shall be entitled to rely on any oral or employee from anyone reasonably believed in good faith by LIBOR-based Rate which is received by an appropriate Bank such employee to be an Authorized Officer.

              E. Notwithstanding any other provision of this Agreement, the Bank may elect not to quote a LIBOR-based Rate on any day on which the Bank has determined that it is not practical to quote such rate because of the unavailability of approximating the relevant London Interbank Offered Rate, or because of legal or regulatory changes which make it impractical or burdensome for the Bank to lend money at a LIBOR-based Rate."

         4.   AMENDMENT TO SECTION 7.g(iii) OF THE AMENDED CREDIT AGREEMENT.
Section 7.g(iii) of the Amended Credit Agreement is amended and restated in its entirety as of the Eighth Amendment Effective Date to read as follows:

         "(iii) RATIO OF TOTAL FUNDED DEBT TO EBITDA. As of the close of each fiscal quarter of the Company ending after the Eighth Amendment Effective Date, the Company shall have, for the period of the four consecutive fiscal quarters which end on each such close, a Ratio of Total Funded Debt to EBITDA of not greater than (i) 4.0:1 for each such fiscal quarter ending before August 29, 1997, (ii) 3.5:1 for each fiscal quarter ending on or after August 30, 1997, and before August 28, 1998, (iii) 3.0:1 for each fiscal quarter ending on or after August 29, 1998."

         5.   AMENDMENT TO SECTION 8.k OF THE AMENDED CREDIT AGREEMENT.
Section 8.k of the Amended Credit Agreement is amended and restated in its entirety as of the Eighth Amendment Effective Date to read as follows:

         "k. CAPITAL EXPENDITURES LIMITATION. The Company shall not make Capital Expenditures in any fiscal year of the Company which in the aggregate exceed the amount of depreciation expense of the Company for the immediately preceding fiscal year of the Company."

         6.   AMENDMENT TO SECTION 15 OF THE AMENDED CREDIT AGREEMENT.
Section 15 of the Amended Credit Agreement is amended and restated in its entirety as of the Eighth Amendment Effective Date to read as follows:

         "SECTION 15. COSTS, EXPENSES AND TAXES. The Company agrees to pay (without duplication), all of the following fees, costs and expenses incurred by the Bank: (i) all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution, closing and delivery of the Loan Documents (including the Eighth Amendment) and any and all other documents furnished pursuant thereto or in connection therewith, and in the perfection of liens and security interests granted under the Loan Documents, and all investigation of and due diligence regarding the Company and the security for the Obligations undertaken and performed with respect thereto, including without limitation the reasonable fees and out-of-pocket expenses of Messrs. Baker & Daniels, special counsel to the Bank, (ii) all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of any amendments or modifications of (or supplements to) any of the Loan Documents and any and all other documents furnished pursuant thereto or in connection therewith, and all investigation of and due diligence regarding the Company and the security for the Obligations undertaken and performed with respect thereto, including without limitation the reasonable fees and out-of-pocket expenses of counsel retained by the Bank relative thereto (or, but not as well as the reasonable allocated costs of staff counsel) as well as the fees and out-of-pocket expenses other outside experts retained by the Bank, and in connection with the foregoing, (iii) all search fees, appraisal fees and expenses, title insurance policy fees, filing service fees, costs and expenses and filing and recording fees and taxes (including UCC, tax and judgment lien searches to be obtained by the Bank with respect to the Company in each jurisdiction in which each has property and all expenses incurred by the Bank in connection with any audit or review of the books and records or physical assets of the Company conducted by the Bank under or pursuant to the provisions of this Agreement or any other Loan Document, and, (iv) all costs and expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred by the Bank), if any, incurred at any time an Unmatured Event of Default or Event of Default has occurred and remains unremedied or incurred in connection with the enforcement of this Agreement, any Note and/or all or any of the other Loan Documents or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith; and (v) all reasonable attorneys fees, and out-of-pocket expenses (including a reasonable allocation of the Bank's overhead expenses for its auditors and agents) incurred by the Bank in connection with its administration and disbursement of the Loans and this Agreement. In addition, the Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, or any of the other Loan Documents or the issuance of any Note or the making of any of the Loans, and agree, jointly and severally, to save and hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid following the Bank's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at a per annum rate equal to the Prime Rate."

         7. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Bank that:

         (a)(i) The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by the Company has been duly authorized by all necessary corporate action and does not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or aware presently in effect applying to it, or of its articles of incorporation or by-laws, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Company of this Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Amendment and all agreements and documents delivered pursuant hereto by the Company are the legal, valid and binding obligations of the Company and enforceable against its in accordance with the terms thereof.

         (b) After giving effect to the amendments contained in this Amendment, the representations and warranties contained in Section 5 of the Amended Credit Agreement are true and correct on and as of the Eighth Amendment Effective Date with the same force and effect as if made on and as of the Eighth Amendment Effective Date, except that the representation in
Section 5.d of the Amended Credit Agreement shall be deemed to refer to the financial statements of the Company most recently delivered to the Bank prior to the Eighth Amendment Effective Date.

         (c) No Event of Default or Unmatured Event of Default has occurred and is continuing or will exist under the Agreement as of the Eighth Amendment Effective Date.

         The Bank and the Company acknowledge and agree that as of the Eighth Amendment Effective Date, the Overline Loan Commitment has terminated and the Overline Loan Availability Amount.

         8. CONDITIONS. The obligation of the Bank to execute and to perform this Amendment shall be subject to full satisfaction of the following conditions precedent on or before the Eighth Amendment Effective Date:

         (a) Copies, certified as of the Eighth Amendment Effective Date, of such corporate documents of the Company as the Bank may request, including articles of incorporation, by-laws (or certifying as to the continued accuracy of the articles of incorporation and by-laws previously delivered to the Bank), and incumbency certificates, and such documents evidencing necessary corporate action by the Company with respect to this Amendment and all other agreements or documents delivered pursuant hereto as the Bank may request.

         (b)  This Amendment shall have been duly executed by the Company.

         (c) The Company shall have paid all costs and expenses incurred by the Bank in connection with the negotiation, preparation and closing of this Amendment and the other documents and agreements delivered pursuant hereto, including the reasonable fees and out-of-pocket expenses of Messrs. Baker & Daniels, special counsel to the Bank.

         (d) The Bank shall have received such additional agreements, documents and certifications, fully executed by the Company as may be reasonably requested by the Bank, including amendments to collateral documents.

         9. CONSENT. DMI Management, Inc., by its execution of this Amendment, expressly consents to the execution, delivery and performance by the Company and the Bank of this Amendment and each of the other documents, instruments and agreements to be executed pursuant hereto and consent to the elimination and release of the guaranty agreements previously executed and delivered to the Bank by DMI Management, Inc. with respect to all or part of the Obligations. The Company expressly consents to the execution, delivery and performance by the Bank of this Amendment and each of the other documents, instruments and agreements to be executed pursuant hereto. The Company agrees that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release or discharge of any of the Obligations or provide a defense, set off, or counter claim to any of them with respect to any its obligations under any of the Loan Documents.

         10. BINDING ON SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

         11. GOVERNING LAW/ENTIRE AGREEMENT/SURVIVAL. This Amendment is a contract made under, and shall be governed by an construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely with such state and without giving effect to the choice of law principals of such state. This Amendment constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and shall not be affected by any investigation made by any party.

         IN WITNESS WHEREOF, the parties hereto and DMI Management, Inc. (for the purposes of Section 9 hereof) have caused this Amendment to be duly executed and delivered as of the Eighth Amendment Effective Date.

                        BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION

                        By:________________________________
                           D. Kelly Queisser, Vice President
                           and Senior Relationship Manager

                                                                 (the "Bank")

                        DMI FURNITURE, INC.


                        By:_________________________________
                        Printed:____________________________
                        Title:______________________________

                                                                 ("Company")

                        DMI MANAGEMENT, INC.


                        By:_________________________________
                        Printed:____________________________
                        Title:______________________________